Exhibit 10.15(e)

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

FIFTH AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 25th day of May, 2021 by and between SILICON VALLEY BANK, a California corporation (“Bank”) and OWLET BABY CARE INC., a Delaware corporation (“Borrower”).

Recitals

A.          Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of April 22, 2020, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of April 23, 2020, but effective as of April 22, 2020, as further amended by that certain Second Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of September 22, 2020, as further amended by that certain Default Waiver, Consent, and Third Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of March 10, 2021, and as further amended by that certain Fourth Amendment to Second Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of May 14, 2021 (the “Fourth Amendment”) (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.          Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.          Borrower has requested that Bank amend the Loan Agreement to (i) increase the Growth Capital Commitment Amount, (ii) increase the Revolving Line, (iii) extend the Revolving Line Maturity Date, and (iv) make certain revisions to the Loan Agreement as more fully set forth herein.

D.          Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.          Definitions.  Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.          Amendments to Loan Agreement.

2.1          Section 1 (ACCOUNTING AND OTHER TERMS).  The fourth (4th) sentence of Section 1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Notwithstanding any terms in this Agreement to the contrary, for purposes of any financial covenant and other financial calculations in this Agreement (other than for purposes of updating the Borrowing Base) which are made in whole or in part based upon the Availability Amount as of the last day of a particular month, calculations relying on information from a Borrowing Base Statement shall be derived from the Borrowing Base Statement delivered either (i) within seven (7) days of month end if the Streamline Period is in effect or (ii) no later than Friday of each week if the Streamline Period is not in effect, pursuant to Section 6.2(a) (and not, for clarity, any more recent Borrowing Base Statement delivered after such period), and the actual delivery date of such Borrowing Base Statement shall be deemed to be either (i) the last day of the applicable month if the Streamline Period is in effect, or (ii) the Friday of each week if the Streamline Period is in effect.

2.2          Section 2.4 (Growth Capital Advances).  Section 2.4(a), 2.4(d) and 2.4(e) of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

(a)          Availability.  Subject to the terms and conditions of this Agreement, Bank shall make a growth capital term loan available to Borrower in multiple advances (each, a “Growth Capital Advance” and, collectively, “Growth Capital Advances”) in an aggregate original principal amount not to exceed the Growth Capital Commitment Amount.  The Growth Capital Advances shall be available in three (3) tranches as follows: (a) the first (1st) tranche of the Growth Capital Advances will be funded on or about the Effective Date as a single Growth Capital Advance in an original principal amount of Eight Million Dollars ($8,000,000) (the “Tranche One Growth Capital Advance”), (b) provided that Bank has determined that Borrower has achieved the Tranche Two Milestone, the second (2nd) tranche shall be available to Borrower during the Tranche Two Draw Period in multiple advances in the aggregate original principal amount not to exceed Two Million Dollars ($2,000,000) (the “Tranche Two Growth Capital Advances”), and (c) the third (3rd) tranche of the Growth Capital Advances will be funded on or about the Fifth Amendment Effective Date as a single Growth Capital Advance in an original principal amount of Five Million Dollars ($5,000,000).  Each Growth Capital Advance shall not be less than Two Hundred Fifty Thousand Dollars ($250,000).  After repayment, no Growth Capital Advance (or any portion thereof) may be re-borrowed.

(d)          Permitted Prepayment.  Borrower shall have the option to prepay all, but not less than all, of the Growth Capital Advances, provided Borrower (i) delivers written notice to Bank of its election to prepay the Growth Capital Advances at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the Growth Capital Advances, (B) the Prepayment Fee, (C) the Final Payment Fee, and (D) all other sums, if any, that shall have become due and payable with respect to the Growth Capital Advances, including interest at the Default Rate with respect to any past due amounts.

(e)          Mandatory Prepayment Upon an Acceleration.  If the Growth Capital Advances are accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Growth Capital Advances, (ii) the Prepayment Fee, (iii) the Final Payment Fee, and (iv) all other sums, if any, that shall have become due and payable with respect to the Growth Capital Advances, including interest at the Default Rate with respect to any past due amounts.

2.3          Section 2.7 (Fees).

(a)          Sections 2.7(a), 2.7(b), 2.7(c) and 2.7(e) of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

(a)          Revolving Line Commitment Fee.  Borrower shall pay to Bank a fully earned, non-refundable commitment fee of Twelve Thousand Five Hundred Dollars ($12,500), on the Fifth Amendment Effective Date (the “Revolving Line Commitment Fee”).

(b)          Final Payment Fee.  The Final Payment Fee, when due hereunder.

(c)          Anniversary Fee. Borrower shall pay to Bank a fully earned, non-refundable anniversary fee of Forty-Three Thousand Seven Hundred Fifty Dollars ($43,750) (the “Anniversary Fee”), which is due and payable on April 22nd of each calendar year (other than the Revolving Line Maturity Date).

(e)          Prepayment Fee.  Borrower shall pay to Bank the Prepayment Fee, when due hereunder, provided, however, Bank agrees to waive the Prepayment Fee if Borrower closes on the refinance and re-documentation of the Growth Capital Advances under this Agreement with any other type of facility from Bank (in its sole and exclusive discretion) prior to the Growth Capital Maturity Date.

(b)          Section 2.7 of the Loan Agreement is hereby amended by adding the following as new Section 2.7(h) and Section 2.7(i) in such Section immediately following Section 2.7(g) therein.

(h)          Good Faith Deposit. Borrower has paid to Bank (on May 14, 2021) a good faith deposit of Twenty-Five Thousand Dollars ($25,000) (the “Good Faith Deposit”) to initiate Bank’s due diligence review process. Any portion of the Good Faith Deposit not utilized to pay Bank Expenses on the Fifth Amendment Effective Date shall be credited to the Designated Deposit Account.

(i)          Termination Fee. Borrower shall pay to Bank the Termination Fee, when due hereunder, provided, however, Bank agrees to waive the Termination Fee if Borrower closes on the refinance and re-documentation of the Revolving Line under this Agreement with any other type of facility from Bank (in its sole and exclusive discretion) prior to the Revolving Line Maturity Date.

2.4          Section 6.2 (Financial Statements, Reports, Certificates).  Sections 6.2(a) and (b) of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

(a)          upon each request for an Advance and (x) no later than Friday of each week when Borrower is not in Streamline Period and (y) within seven (7) days after the last day of each month, when Borrower is in Streamline Period, (i) a Borrowing Base Statement (and any schedules related thereto and including any other information requested by Bank with respect to Borrower’s Accounts) and (ii) an accounts receivable ledger aging report;

(b)           (i) within thirty (30) days after the last day of each month, (A) monthly accounts receivable agings, aged by invoice date, (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (C) monthly reconciliations of accounts receivable agings (aged by invoice date), sell through report, Deferred Revenue report, and general ledger; and (ii) (A) when Borrower is not in Streamline Period, no later than Friday of each week, and (B) when Borrower is in Streamline Period, within seven (7) days after the last day of each month, Inventory transaction report, monthly perpetual inventory reports for Inventory valued on an average cost basis at the lower of cost or market (in accordance with GAAP), or such other inventory reports as are requested by Bank in its good faith business judgment;

2.5          Section 6.3 (Accounts Receivable). Sections 6.3(c) and (d) of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

(c)          Collection of Accounts.  Borrower shall direct Account Debtors to deliver or transmit all proceeds of Accounts into a lockbox account, or via electronic capture into a “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”).  Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account.  Subject to Bank’s right to maintain a reserve pursuant to Section 6.3(d), all amounts received in the Cash Collateral Account shall be (i) when a Streamline Period is not in effect, applied to immediately reduce the Obligations under the Revolving Line (unless Bank, in its sole discretion, at times when an Event of Default exists, elects not to so apply such amounts), or (ii) when a Streamline Period is in effect, transferred on a daily basis to Borrower’s operating account with Bank.  Borrower hereby authorizes Bank to transfer to the Cash Collateral Account any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve Borrower of its obligations hereunder).

(d)          Reserves.  Notwithstanding any terms in this Agreement to the contrary, at times when an Event of Default exists, Bank may hold any proceeds of the Accounts and any amounts in the Cash Collateral Account that are not applied to the Obligations pursuant to Section 6.3(c) above (including amounts otherwise required to be transferred to Borrower’s operating account with Bank when a Streamline Period is in effect) as a reserve to be applied to any Obligations regardless of whether such Obligations are then due and payable.

2.6          Section 13 (Definitions).

(a)          The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

“Growth Capital Commitment Amount” is Fifteen Million Dollars ($15,000,000).

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Prepayment Fee, the Final Payment Fee, the Termination Fee, the Anniversary Fee, the Unused Revolving Line Facility Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant and the PPP Loan), or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant and the PPP Loan).

“Prepayment Fee” shall be an additional fee, payable to Bank, with respect to the Growth Capital Advances, in an amount equal to (a) if such prepayment occurs prior to the first (1st) anniversary of the Fifth Amendment Effective Date, Three Hundred Seventy-Five Thousand Dollars ($375,000), (b) if such prepayment occurs on or after the first (1st) anniversary of the Fifth Amendment Effective Date but prior to the second (2nd) anniversary of the Fifth Amendment Effective Date, Three Hundred Thousand Dollars ($300,000), or (c) if such prepayment occurs on or after the second (2nd) anniversary of the Fifth Amendment Effective Date and prior to the Growth Capital Maturity Date, One Hundred Fifty Thousand Dollars ($150,000).

“Revolving Line” is an aggregate principal amount equal to Seventeen Million Five Hundred Thousand Dollars ($17,500,000).

“Revolving Line Maturity Date” is April 22, 2024.

“Streamline Period” is, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first (1st) day of the month following the day that Borrower provides to Bank a written report that Borrower’s Liquidity, for each consecutive day in the immediately preceding month, as determined by Bank in its discretion, is equal to or greater than Eight Million Dollars ($8,000,000) (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first (1st) day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its discretion.  Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for one (1) fiscal quarter as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period.  Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first (1st) day of the month following the date Bank determines, in its reasonable discretion, that the Streamline Threshold has been achieved.

(b)          The following new defined terms and their respective definitions are hereby inserted alphabetically in Section 13.1 of the Loan Agreement:

“Fifth Amendment Effective Date” is May 25, 2021.

“Final Payment Fee” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Growth Capital Maturity Date, or (b) the acceleration of the Growth Capital Advances, or (c) the prepayment of the Growth Capital Advances in full pursuant to Section 2.4(d) or 2.4(e) equal to Four Hundred Fifty Thousand Dollars ($450,000).

“Termination Fee” is a termination fee payable on the earliest to occur of (x) termination of this Agreement or (y) the termination of the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, in an amount equal to (a) if such termination occurs prior to the first (1st) anniversary of the Fifth Amendment Effective Date, Four Hundred Thirty-Seven Thousand Five Hundred Dollars ($437,500), (b) if such termination occurs on or after the first (1st) anniversary of the Fifth Amendment Effective Date but prior to the second (2nd) anniversary of the Fifth Amendment Effective Date, Three Hundred Fifty Thousand Dollars ($350,000), or (c) if such termination occurs on or after the second (2nd) anniversary of the Fifth Amendment Effective Date and prior to the Revolving Line Maturity Date, One Hundred Seventy-Five Thousand Dollars ($175,000).

2.7          Compliance Statement.  The Compliance Statement attached to the Loan Agreement as Exhibit B is hereby replaced in its entirety with the Compliance Statement attached hereto as Exhibit B.  From and after the date hereof, all references in the Loan Agreement to the Compliance Statement shall be deemed to refer to the Compliance Statement in the form attached hereto as Exhibit B.

3.          Limitation of Amendments.

3.1          The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2          This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

3.3          In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle the Bank to exercise all rights and remedies provided to the Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

4.          Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1          Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2          Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3          The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.          Outstanding Obligations under the Growth Capital Advances. Borrower acknowledges and agrees that as of the Fifth Amendment Effective Date (and prior to the Tranche One Growth Capital Advance (as defined below) being made by Bank to Borrower), (i) the aggregate outstanding principal balance of the Growth Capital Advances is Ten Million Dollars ($10,000,000), which remains outstanding and is continued as an Obligation hereunder as of the Fifth Amendment Effective Date, (ii) that such sum is not subject to any offset or defense of any kind whatsoever, and in the event Borrower has any offsets or defenses thereto, Borrower hereby irrevocably waives all such offsets and defenses, and (iii) there is no further availability to borrow under the Tranche One Growth Capital Advance and Tranche Two Growth Capital Advances.  The Obligations owing with respect to the Growth Capital Advances have not been extinguished or discharged hereby and the execution of this Amendment is not intended to and shall not cause or result in a novation with respect to the Growth Capital Advances.  Borrower acknowledges and agrees that it will continue to repay the outstanding balance of the Growth Capital Advances (including interest on the outstanding balance) in accordance with the terms of the Loan Agreement.

6.          Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, in all material respects, the disclosures contained in that certain Perfection Certificate dated as of April 22, 2020 and updates to such Perfection Certificate as set forth in Schedule A attached to the Fourth Amendment (collectively, the “Updated Perfection Certificate”), and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Updated Perfection Certificate have not changed as of the date hereof.

7.          Ratification of Intellectual Property Security Agreement. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of  April 22, 2020 between Borrower and Bank, as updated by that certain Addendum to Intellectual Property Security Agreement dated as of May 14, 2021 between Borrower and Bank (collectively, the “Intellectual Property Security Agreement”), and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral (as defined therein) and (b) shall remain in full force and effect.

8.          Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9.          Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10.          Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

11.          Bank Expenses.  Borrower shall pay all of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

12.          Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

OWLET BABY CARE INC.

By:	/s/ Michael Abbott
	Name:	Michael Abbott
	Title:	President

BANK:

SILICON VALLEY BANK

By:	/s/ Jordan Rigberg
	Name:	Jordan Rigberg
	Title:	Vice President

[Signature Page to Fifth Amendment to Second Amended and Restated Loan and Security Agreement]

EXHIBIT B
COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date:
FROM:	OWLET BABY CARE INC.

Under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below.  Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this Compliance Statement is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Statement	Monthly within 30 days of month end	Yes No
Annual financial statements (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings; Sell Through Report; Deferred Revenue Report; General Ledger	Monthly within 30 days of month end	Yes No
Borrowing Base Statements; A/R Ledger Aging Report	Friday of each week* / monthly within 7 days of month end; and on each Advance request	Yes No
Inventory Report and Inventory Transaction Report	Friday of each week* /monthly within 7 days of month end;	Yes No
409(a) valuation report	Within 30 days after completion	Yes No
Annual budget and board-approved projections	The earlier of (a) January 31 of each year or (b) 15 days after Board approval	Yes No
Copies of Statements for [***]	Monthly within 30 days of month end	Yes No
*when Borrower is not in Streamline Period

The following Intellectual Property not previously disclosed to Bank was registered after the Fifth Amendment Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Minimum Liquidity	[***]	$_______	Yes No
Qualifying Liquidity Event	No later than 07/31/2021	__/__/202__	Yes No

Exhibit B - 1

Streamline Period Eligibility and Performance Pricing
Liquidity	Streamline Period	Interest Rate for Advances	Applies
Liquidity > $8,000,000	Yes	Greater of (i) Prime + 0.75% or (ii) 5.50%	Yes No
Liquidity < $8,000,000	No	Greater of (i) Prime + 1.25% or (ii) 6.00%	Yes No

The following financial covenant analyses, streamline period eligibility analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Compliance Statement.

The following are the exceptions with respect to the statements above:  (If no exceptions exist, state “No exceptions to note.”)

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Exhibit B - 2

Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:          ____________________

I.          Minimum Liquidity (Section 6.9(a))

Required: ≥ [***]

Actual: $________________

A.	Aggregate amount of unrestricted and unencumbered cash held at such time by Borrower in accounts maintained with Bank or its affiliates	$
B.	The lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base	$
C.	The outstanding principal balance of any Advances	$
D.	Availability Amount (Line B minus Line C)	$
E.	Liquidity (line A plus line D)

Is line E equal to or greater than [***] for the applicable month end?

No, not in compliance with Section 6.9(a)	Yes, in compliance with Section 6.9(a)

Streamline Period Eligibility

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:          ____________________

Liquidity (definition of Streamline Period in Section 13.1)

Required: ≥$8,000,000

Actual: $________________

A.	Aggregate amount of unrestricted and unencumbered cash held at such time by Borrower in accounts maintained with Bank or its affiliates	$
B.	The lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base	$
C.	The outstanding principal balance of any Advances	$
D.	Availability Amount (Line B minus Line C)	$
E.	Liquidity (line A plus line D)

Is line E equal to or greater than $8,000,000?

No, Streamline Period is not in effect	Yes, Streamline Period is in effect